                                   Exhibit 21

                                                                      Exhibit 21


                         Subsidiaries of the Registrant



                                                   Name(s) Under Which
                                  State of         Subsidiary
Name of Subsidiary                Incorp.          Does Business
- ------------------                --------         -------------------
Airborne For Men, Ltd.               RI            Airborne For Men

Abos, Inc.(1)                        RI            none (inactive)

Arcus Media Group, Inc.              RI            none (inactive)

AE Management Services, Inc.(2)      RI            none (inactive)

Metro, Inc.                          RI            Metro Home Video
(formerly known as
North Star Distributors, Inc.)

Ultracolor Publications, Inc.(3)     RI            Ultracolor Publications

                                                   Madison Publications



- -------------------

     (1) Abos, Inc. is a wholly-owned subsidiary of Airborne For Men, Ltd.

     (2) AE Management Services, Inc. is a wholly-owned subsidiary of Airborne For Men, Ltd.

     (3) Ultracolor Publications, Inc. is a wholly-owned subsidiary of North Star Distributors, Inc.